Exhibit 10.1

FIRST AMENDMENT

TO THE

OCATA THERAPEUTICS, INC.

2014 STOCK OPTION AND INCENTIVE PLAN

WHEREAS, Ocata Therapeutics, Inc. (the “Company”) maintains the Ocata Therapeutics, Inc. 2014 Stock Option and Incentive Plan (the “Plan”), which was previously adopted by the Board of Directors and the stockholders of the Company;

WHEREAS, the Board of Directors of the Company believes that the number of shares of common stock of the Company (“Common Stock”) remaining available for issuance under the Plan has become insufficient for the Company’s anticipated future needs;

WHEREAS, Section 18 of the Plan provides that the Board of Directors of the Company may amend the Plan at any time, subject to certain conditions set forth therein; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to amend the Plan to provide that (i) an aggregate of 4,000,000 shares of Common Stock be made available for issuance under the Plan and (ii) the Plan include certain minimum vesting requirements.

NOW, THEREFORE:

1. Amendment of Plan to Increase Shares. Section 3(a) of the Plan is hereby amended by:

(i) deleting the number 250,000 in the first sentence thereof and replacing it with the number 4,000,000; and

(ii) deleting the number 250,000 in the fourth sentence thereof and replacing it with the number 1,000,000.

2. Amendment to Maximum Performance-Based Award. Section 12(d) is hereby amended by deleting the number 250,000 and replacing it with the number 1,000,000.

3. Effective Date of Amendment. This Amendment to the Plan shall become effective upon the date that it is adopted by the Board of Directors of the Company; provided, however, that this Amendment shall be subject to the approval of the Company’s stockholders in accordance with applicable laws and regulations at an annual or special meeting held within twelve months of such effective date. No stock option granted under the Plan prior to such stockholder approval may be exercised to the extent that the number of shares of Common Stock then available for issuance under the Plan, without giving effect to this Amendment, shall be less than the number of shares of Common Stock proposed to be purchased pursuant to such exercise.

4. Other Provisions. Except as set forth above, all other provisions of the Plan shall remain unchanged.

IN WITNESS WHEREOF, this Amendment to the Plan has been adopted by the Board of Directors of the Company this 9th day of June, 2015 and approved by the Company’s stockholders on July 22, 2015.